Filed by CONSOL Coal Resources LP

Pursuant to Rule 425 Under the Securities Act of 1933

And Deemed Filed Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: CONSOL Coal Resources LP

Commission File No. 001-37456

Date: October 23, 2020

Exhibit 99.1

CONSOL Energy Inc. to Acquire Remaining Public Stake in CONSOL Coal Resources LP

•	Enhanced financial transparency for equity market and lending community

•	Increased market capitalization, public float and trading liquidity

•	Improved long-term financial position and credit metrics of combined entity

•	Flexibility to further de-lever the balance sheet

•	Cost synergies that include elimination of dual public company reporting costs

•	Transaction expected to close in Q1 2021

CANONSBURG, PA (October 23, 2020) – CONSOL Energy Inc. (NYSE: CEIX) (“CEIX”) and CONSOL Coal Resources LP (NYSE: CCR) (“CCR”) today announced that they have entered into a definitive merger agreement pursuant to which CEIX will acquire all of the publicly held CCR common units in an all-stock transaction valued at approximately $34.4 million, based on the most recent closing price of shares of CEIX common stock.

Under the merger agreement, CEIX will acquire all of the approximately 10.9 million outstanding CCR common units that it does not already own at a fixed exchange ratio of 0.73 shares of CEIX common stock for each publicly held CCR common unit. This exchange ratio represents a 2.1% premium to the volume weighted average exchange ratio during the 20 trading days ended October 22, 2020. In aggregate, CEIX will issue approximately 8.0 million shares in connection with the proposed transaction, representing approximately 22.2% of the total CEIX shares that will be outstanding on a pro forma basis.

“We are extremely excited to announce this transaction, as we believe it will provide significant benefits for both CEIX and CCR stakeholders” said Jimmy Brock, President and Chief Executive Officer of CONSOL Energy Inc. “We firmly believe these two companies are a much healthier entity once consolidated than they would be on a standalone basis, regardless of the circumstance. Simplifying the structure will bring immediate benefits to the combined entity such as improving its consolidated credit metrics, creating financial flexibility and eliminating dual public company costs. In the longer term, we expect this transaction will improve the creditworthiness of the combined entity, while also enhancing capital market access and trading liquidity. Finally, this merger accelerates our ability to return capital to our shareholders.”

Additional Transaction Terms and Details

The transaction terms were negotiated, reviewed and approved by the conflicts committee of the board of directors of CCR’s general partner and the board of directors of CCR’s general partner. The CCR conflicts committee is composed of the independent members of the board of directors of CCR’s general partner. The board of directors of CEIX also approved the merger agreement.

Subject to customary approvals and conditions, the transaction is expected to close in the first quarter of 2021. The transaction is subject to majority approval by CCR’s common unitholders, approval by CEIX’s stockholders and the effectiveness of a registration statement related to the issuance of the new CEIX shares to CCR’s common unitholders. Pursuant to a support agreement entered into in connection with the transaction, CEIX has agreed to vote all of the CCR common units that it owns in favor of the transaction. CEIX currently owns approximately 60.7% of the outstanding CCR common units.

In connection with the closing of the transaction, CCR’s common units will cease to be publicly traded and the incentive distribution rights in CCR will be eliminated.

Citi and Credit Suisse Securities (USA) LLC are acting as financial advisors and Latham & Watkins LLP is acting as legal advisor to CEIX. Intrepid Partners, LLC is acting as financial advisor and Sidley Austin LLP is acting as legal advisor to the CCR conflicts committee.

Conference Call Details

CEIX and CCR will host a live webcast on October 23, 2020 to discuss the transaction. The call will begin at 8:30 a.m. Eastern Time followed by a live Q&A session with management.

To access the webcast, please visit the “Investors” page of CEIX’s website at www.consolenergy.com or the “Investors” page of CCR’s website at www.ccrlp.com. Any presentation materials will be available on each company’s website.

Alternatively, the call and Q&A can be accessed as follows:

•	Participant dial-in (toll-free): 1-877-226-2859

Participant dial-in (international): 1-412-542-4134

•	Reference: “CONSOL Energy Inc. call”

A replay of the call will be available on CEIX’s website for approximately 365 days.

About CONSOL Energy Inc.

CONSOL Energy Inc. (NYSE: CEIX) is a Canonsburg, Pennsylvania-based producer and exporter of high-Btu bituminous thermal and crossover metallurgical coal. It owns and operates some of the most productive longwall mining operations in the Northern Appalachian Basin. Our flagship operation is the Pennsylvania Mining Complex, which has the capacity to produce approximately 28.5 million tons of coal per year and is comprised of 3 large-scale underground mines: Bailey, Enlow Fork, and Harvey. The company also owns and operates the CONSOL Marine Terminal, which is located in the port of Baltimore and has a throughput capacity of approximately 15 million tons per year. In addition to the ~669 million reserve tons associated with the Pennsylvania Mining Complex and the ~21 million reserve tons associated with the Itmann project, the company also controls approximately 1.5 billion tons of greenfield thermal and metallurgical coal reserves located in the major coal-producing basins of the eastern United States. Additional information regarding CEIX may be found at www.consolenergy.com.

About CONSOL Coal Resources LP

CONSOL Coal Resources (NYSE: CCR) is a master limited partnership formed in 2015 to manage and further develop all of CONSOL Energy Inc.’s (NYSE: CEIX) active coal operations in Pennsylvania. CCR’s assets include a 25% undivided interest in, and operational control over, the Pennsylvania Mining Complex, which consists of three underground mines—Bailey, Enlow Fork and Harvey—and related infrastructure. For its ownership interest, CCR has an effective annual production capacity of 7.1 million tons of high Btu North Appalachian thermal coal. More information is available on CCR’s website www.ccrlp.com.

Cautionary Statements

All statements in this press release (and oral statements made regarding the subjects of this communication), including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements relying on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of CEIX and CCR, which could cause actual results to differ materially from such statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include, but are not limited to, statements regarding the expected benefits of the proposed transaction to CEIX and CCR and their stockholders and unitholders, respectively; the anticipated completion of the proposed transaction and the timing thereof; and the expected future growth, dividends and distributions of the combined company; and plans and objectives of management for future operations. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. While CEIX and CCR believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their businesses. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated costs savings, synergies and other benefits of the transaction; the possible diversion of management time on transaction-related issues; the risk that the requisite approvals to complete the transaction are not obtained; local, regional and national economic conditions and the impact they may have on CEIX, CCR and their customers; the impact of outbreaks of communicable diseases such as the novel highly transmissible and pathogenic coronavirus (COVID-19) on business activity, the Company’s operations and national and global economic conditions, generally; conditions in the coal industry, including a sustained decrease in the level of supply or demand for coal or a sustained decrease in the price of coal; the financial condition of CEIX’s or CCR’s customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the transaction; changes in safety, health, environmental and other regulations; the results of any reviews, investigations or other proceedings by government authorities; and the performance of CEIX and CCR.

The forward-looking statements in this press release speak only as of the date of this report; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the “Risk Factors” section of CEIX’s and CCR’s respective Annual Reports on Form 10-K for the year ended December 31, 2019, and Quarterly Reports on Form 10-Q for the three months ended March 31, 2020 and June 30, 2020, respectively, each filed with the Securities and Exchange Commission, and any subsequent reports filed with the Securities and Exchange Commission.

No Offer or Solicitation

This release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed transaction, CEIX will file a registration statement on Form S-4, including a consent solicitation statement/proxy statement/prospectus of CEIX and CCR, with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF CEIX AND CCR ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND CONSENT SOLICITATION STATEMENT/PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A consent solicitation statement/proxy statement/prospectus will be sent to security holders of CEIX and CCR in connection with the solicitation of the approval of CEIX stockholders and consents of CCR unitholders, respectively, relating to the proposed transaction. Investors and security holders may obtain a free copy of the consent solicitation statement/proxy statement/prospectus (when available) and other relevant documents filed by CEIX and CCR with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the consent solicitation statement/proxy statement/prospectus and other relevant documents (when available) from CEIX’s website at www.consolenergy.com under the “Investors” tab under the heading “SEC Filings.”

Participants in the Solicitation

CEIX, CCR and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies and consents in respect of the transaction. Information about these persons is set forth in CEIX’s proxy statement relating to its 2020 Annual Meeting of Stockholders, which was filed with the SEC on March 27, 2020, and CCR’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 14, 2020, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the consent solicitation statement/proxy statement/prospectus and other relevant documents regarding the transaction, which will be filed with the SEC.

Contacts

Investor:

Nathan Tucker, (724) 416-8336

nathantucker@consolenergy.com

Media:

Zach Smith, (724) 416-8291

zacherysmith@consolenergy.com